As filed with the Securities and Exchange Commission on February 16, 1995
                        Registration No. 33-89468
- ------------------------------------------------------------------------
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                     ------------------------------
                          AMENDMENT NO. 1
                                TO
                             FORM S-3
                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933

                         ILC TECHNOLOGY, INC.
          (Exact name of issuer as specified in its charter)
            CALIFORNIA                         94-1655721
     (State of Incorporation)    (I.R.S. Employer Identification No.)
                399 Java Drive, Sunnyvale, California 94089
          (Address of Principal Executive Office Including Zip Code)
                         Henry C. Baumgartner
                   President and Chief Executive Officer
                          ILC Technology, Inc.
                            399 Java Drive
                          Sunnyvale, CA 94089
                  (Name and address of agent for service)
                            (408) 745-7900
         (Telephone number, including area code, of agent for service)
                                Copy to:
                          KATHERINE T. TALLMAN
                            FENWICK & WEST
                          Two Palo Alto Square
                           Palo Alto, CA 94306

Approximate date of commencement of proposed sale to the public: Sales are expected to take place from time to time after the effective date of this Registration Statement. The only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. x

                       CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered = Common Stock 68,492 Amount to be Registered(1) = 68,492
Proposed Maximum Offering Price Per Unit(2) = 9.3125
Proposed Maximum Aggregate Offering Prece = 637,831.75
Amount of Registration Fee(3) = 219.94

(1) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein also relates to shares registered under Form S-3 Registration Statements Nos. 33-59904 and 33-75226.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of the Common Stock of ILC Technology, Inc. as reported on the Nasdaq National Market on February 13, 1995, a date within five business days of this Registration Statement.
(3)  Paid with original filing on February 16, 1995.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                              ILC TECHNOLOGY, INC.
                                 399 Java Drive
                          Sunnyvale, California 94089
                                 (408) 745-7900
                          ---------------------------
                         212,157 Shares of Common Stock

     The shares of common stock, no par value ("Common Stock"), of ILC Technology, Inc. (the "Company") covered by this Prospectus are being offered for the account of certain shareholders of the Company (the "Selling Shareholders"). See "Selling Shareholders." All of the shares offered hereunder are to be sold by the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Shareholders.

     The Selling Shareholders have advised the Company that they propose to sell the shares of Common Stock covered by this Prospectus from time to time, in the
over-the-counter market in ordinary brokerage  transactions,   in  negotiated
transactions, under Rule 144, or otherwise, at market prices prevailing at the time of sale or negotiated prices.


     The Common Stock of the Company is traded in the over-the-counter market and is included in the Nasd National Market under the symbol ILCT. The last reported sale price of the Common Stock on February 13, 1995 was $9 1/8, as reported by the Nasdaq National Market.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES
              AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                     -------------------------------------



                 The date of this Prospectus is June 30, 1995.

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offering made hereby, and if given or made, such other information or representations must not be relied upon as having been authorized by the company or by any of the selling shareholders. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to sell or solicitation of an offer to buy any security in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, imply that information herein is correct as of any date subsequent to the date hereof.

THE COMPANY

     ILC Technology, Inc. (the "Company"), was incorporated in California in 1967. Its principal manufacturing and executive facilities are located at 399 Java Drive, Sunnyvale, California 94089. The Company's telephone number at that location is (408) 745-7900.

     The  Company  develops,   manufactures  and  distributes  replaceable  high
performance light source products for the medical, industrial, military, aerospace and entertainment industries.

     The Common Stock of the Company is traded in the over-the-counter market and is on the Nasdaq National Market under the symbol ILCT.

AVAILABLE INFORMATION

     ILC Technology, Inc. has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Additional information concerning the securities offered hereby is to be found in the Registration Statement, including various exhibits thereto, which may be inspected and copied, at prescribed rates, at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied, at prescribed rates, at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's New York Regional Office at 7 World Trade Center, 13th Floor, New York, NY 10048 and Chicago Regional Office at 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material may be obtained at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In accordance with the requirements of the Exchange Act, the Company periodically files certain reports, proxy statements and other information with the Commission. The following documents filed with the Commission are incorporated in this Prospectus by reference:

1. The Company's Annual Report on Form 10-K for the year ended October 1, 1994, as amended by Form 10-K/A filed June 30, 1995;

2. The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994;,

3. The Company's Quarterly Report on Form 10-Q for the quarter ended April 1, 1995, as amended by Form 10-Q/A filed June 23, 1995;


4. The Company's Proxy Statement dated December 27, 1994 in connection with the annual meeting of shareholders held on February 8, 1995;

5. The description of the Common Stock contained in a Registration Statement on Form 8-A filed November 25, 1983, as amended by Form 8 filed February 3, 1987; and

6. The description of the Company's Rights which is contained in a Registration Statement on Form 8-A filed October 2, 1989.

     All documents filed by the Company pursuant to Sections 13, 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Upon request, the Company will provide without charge to each person to whom a copy of this Prospectus is delivered, a copy of any and all of the information that has been or may be incorporated by reference into this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Ronald E. Fredianelli, Chief Financial Officer and Secretary, ILC Technology, Inc., 399 Java Drive, Sunnyvale, California 94089. The Company's telephone number at that location is
(408) 745-7900.

SELLING SHAREHOLDERS

     The following table shows the name of each Selling Shareholder, the number of shares of the Company's Common Stock beneficially owned by each of them as of January 10, 1995, the number of those shares covered by this Prospectus, and the number and percentage of shares to be owned by each of them after the offering, assuming that all shares offered hereby are sold:



                                                  Shares Beneficially
                                                           Owned After Offering
                          Shares         Shares Covered
Selling                   Beneficially   By This
Shareholder               Owned          Prospectus        Number    Percentage


William F. O'Brien        128,688(1)     123,938           4,750(1)  .10%

Dean A. MacFarland        92,969(1)      88,219            4,750(1)  .10%

TOTAL                     221,657        212,157

(1) Includes 4,750 shares subject to outstanding options exercisable on or before March 12, 1994.

     As of January 10, 1995, the Company had 4,533,211 shares of Common Stock outstanding.

     The Selling Shareholders are the former shareholders of Converter Power, Inc., a Massachusetts corporation ("CPI"). Effective January 29, 1993, CPI was merged into a wholly-owned subsidiary of the Company and the outstanding shares of CPI stock were exchanged for an aggregate of 273, 973 shares of the Company's Common Stock. CPI is now a wholly-owned subsidiary of the Company.

     William F. O'Brien is employed by the Company as the President of CPI and Dean A. MacFarland is employed by the Company as the Vice President-Engineering of CPI. Mr. O'Brien and Mr. MacFarland are also the directors of CPI. Prior to the Company's acquisition of CPI, William F. O'Brien was the President, Treasurer and a director of CPI and Dean A. MacFarland was an employee of CPI.

USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock by the Selling Shareholders.

PLAN OF DISTRIBUTION

     Shares of Common Stock covered hereby may be offered and sold from time to time by the Selling Shareholders. The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by the broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. The Company has been advised by the Selling Shareholders that they have not, as of the date hereof, entered into any arrangement with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution of a purchase by a broker-dealer. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts form the Selling Shareholders in amounts to be negotiated immediately prior to the sale.

     In offering the shares, the Selling Shareholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Act in connection with such sales, and any profits realized by the Selling Shareholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commission. In addition, any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The first date upon which any of the shares covered by this Prospectus may be sold under Rule 144 is January 29, 1995, subject to compliance with the other applicable provisions of Rule 144.

     The Selling Shareholders have advised the Company that during such time as they may be engaged in a distribution of Common Stock included herein they will comply with Rules 10b-6 and 10b-7 under the Exchange Act and, in connection therewith, the Selling Shareholders have agreed not to engage in any stabilization activity in connection with any securities of the Company, to furnish to each broker-dealer through which Common Stock included herein may be offered copies of this Prospectus, and not to bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company except as permitted under the Exchange Act. The Selling Shareholders have also agreed to inform the Company and broker-dealers through whom sales may be made hereunder when the distribution of the shares is completed.

     Rule 10b-6 under the Exchange Act prohibits participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 under the Exchange Act governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

     This offering will terminate on the earlier of (a) the date that is one month after each Selling Shareholder may legally sell all of the shares of Common Stock exchanged for CPI stock in one block under Rule 144, or (b) the date on which all shares offered hereby have been sold by the Selling Shareholders. There can be no assurance that any of the Selling Shareholders will sell any or all of the shares of Common Stock offered hereunder.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The Company will bear no expenses in connection with any sales or other distributions by the Selling Shareholders of the shares being registered other than the expenses of preparation and distribution of this Registration Statement and the Prospectus included in this Registration Statement. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission
  registration fee                              $219.94
Accounting fees and expenses                   2,500.*
Printing                                         100.*
Legal fees and expenses                        7,000.*
Miscellaneous expenses                           500.*
                Total                        $10,319.94

*All fees and expenses other than the SEC registration fee are estimated.

Item 15.  Indemnification of Directors and Officers

   The   Registrant  has  adopted   provisions  in  its  Restated   Articles  of
Incorporation (see Exhibit 3.1 hereto) that limit the liability of its directors. As permitted by the California General Corporation Law, directors will not be liable to the Registrant for monetary damages arising from a breach of their fiduciary duty as directors, including such conduct during a merger or tender offer, in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to the Registrant or its shareholders (i) with respect to approval by the director of any transaction from which he derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he believes to be contrary to the best interests of the Registrant or its shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his duty to the Registrant or its shareholders, or that show a reckless disregard for his duty to the Registrant or its shareholders in circumstances in which he was, or should have been, aware, in the ordinary course of performing his duties, of a risk of serious injury to the Registrant or its shareholders, or (iii) based on transactions between the Registrant and its directors or another corporation with interrelated directors or on improper distributions, loans or guarantees under applicable sections of the California General Corporation Law. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

   The Registrant's Bylaws as amended (see Exhibit 3.2 hereto) provide that the Registrant shall indemnify its directors and executive officers to the full extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under the California law. The Registrant has entered into separate indemnification agreements with each of its directors and executive officers, which may require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. In addition, the Company has director and officer liability insurance.

Item 16.  Exhibits

      (a)Exhibits

Exhibit
Number        Description
3.1      (A)  Restated Articles of Incorporation of ILC Technology, Inc. as
              filed in the Office of the California Secretary of State on March
              8, 1991

3.2      (A)  Amended and Restated Bylaws of ILC Technology, Inc. as adopted
              February 8, 1989

4.1      (C)  Certificate evidencing shares of Common Stock without par value,
              ILC Technology, Inc.

4.2      (B)  Rights Agreement between ILC Technology, Inc. and Security Pacific
              National Bank dated as of September 29, 1989

5.1      *    Opinion of Fenwick & West

10.1     (F)  ILC Technology, Inc. 1983 Employee Incentive and Nonstatutory
              Stock Option Plan, as amended, and related form of Stock Option Agreement

10.2     (D)  Employment Agreement between ILC Technology, Inc. and Richard E.
              DuNah dated July 1, 1992

10.3     (F)  ILC Technology, Inc. 1992 Stock Option Plan, as amended, and related form of Option Agreement

10.4     (D)  Form of Officer and Director Indemnification Agreement

10.5     (G) Credit  Agreement  dated  February 16, 1994, as amended June
             20, 1994, by and between Union Bank and ILC Technology, Inc.

10.6     (F) Purchase and Sale  Agreement  dated August 19, 1993,  by and between Cambridge Investors I Limited Partnership and ILC Technology, Inc.

10.7     (F) Standard Industrial/Commercial Single-Tenant Lease between ILC
             Technology, Inc. and John Gary Taylor, dated December 29, 1992 (720 Portal Street, Cotati, California)

10.8     (E) Agreement and Plan of  Reorganization  among ILC Technology,
             Inc., ILC Acquisitions, Inc., Converter Power, Inc., and the shareholders of Converter Power, Inc., dated January 29, 1993

10.9     (E) Employment Agreement between ILC Technology, Inc. and William F.
             O'Brien dated January 29, 1993

10.10    (E) Employment Agreement between ILC Technology, Inc. and Dean A.
             MacFarlnd dated January 29, 1993

10.11    (G) Purchase and Sale Agreement dated June 24, 1994, by and between
             UCB Bank PLC and Q-Arc, Limited, relating to property on the south side of Saxon Way, Bar Hill, Cambridge, England.

10.12    (G) Asset Purchase Agreement dated September 16, 1994, by and between
             ILC Technology, Inc. and UVP, Inc.

21.1     (G) Subsidiaries of Registrant

23.1         Consent of Arthur Andersen LLP

23.2      *  Consent of Fenwick & West (included in Exhibit 5.1)

24.1      *  Power of Attorney


(A) Incorporated by reference from the Exhibits to Registrant's Annual Report on Form 10-K for the fiscal year ended September 28, 1991.

(B) Incorporated by reference from the exhibits to Registrant's Current Report on Form 8-K dated September 19, 1989.

(C) Incorporated by reference from the Exhibits to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1988.

(D) Incorporated by reference from the Exhibits to Registrant's Annual Report on Form 10-K for the fiscal year ended October 3, 1992.

(E)          Incorporated  by  reference  from the  Exhibits to  Registrant's
             Registration Statement on Form S-3, as amended (File No. 33-59904), effective May 19, 1993.

(F) Incorporated by reference from the Exhibits to Registrant's Annual Report on Form 10-K for the fiscal year ended October 2, 1993.

(G) Incorporated by reference from the Exhibits to Registrant's Annual Report on Form 10-K for the fiscal year ended October 1, 1994.

*            Previously filed with original filing on February 16, 1995.

Item 17.  Undertakings

(a)  The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer, or controlling person of Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on June 30, 1995.
                                    ILC TECHNOLOGY, INC.



                                    By:  /s/ Ronald E. Fredianelli
                                    Ronald E. Fredianelli,
                                    Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                          Date



/s/ Wirt D. Walker, III*     Chairman of the Board         June 30, 1995
Wirt D. Walker, III          (Director)


/s/ Henry C. Baumgartner*    President, Chief              June 30, 1995
Henry C. Baumgartner         Executive Officer and a
                             Director (Principal Executive
                             Officer and Director)



/s/ Ronald E. Fredianelli    Chief Financial Officer       June 30, 1995
Ronald E. Fredianelli        and Secretary
                             (Principal Financial Officer
                             and Principal Accounting
                             Officer)



/s/ Richard D. Capra*        Director                      June 30, 1995
Richard D. Capra





/s/ Harrison H. Augur*        Director                     June 30, 1995
Harrison H. Augur




/s/ Arthur L. Schawlow*        Director                    June 30, 1995
Arthur L. Schawlow



/s/ Ronald E. Fredianelli                                  June 30, 1995
Ronald E. Fredianelli
Attorney-in-Fact

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated November 3, 1994 included in ILC Technology, Inc.'s Form 10-K for the year ended October 1, 1994.


                                                        ARTHUR ANDERSEN LLP




San Jose, California
June 29, 1995

INDEX TO EXHIBITS
Exhibit Number            Description


3.1  (A)   Restated Articles of Incorporation of ILC Technology, Inc. as filed in the Office of the California Secretary of State on March 8, 1991

3.2  (A)   Amended and Restated Bylaws of ILC Technology, Inc. as adopted
           February 8, 1989

4.1  (C)   Certificate  evidencing  shares of Common Stock without par value,
           ILC Technology, Inc.

4.2  (B)   Rights Agreement between ILC Technology, Inc. and Security Pacific
           National Bank dated as of September 29, 1989

5.1  *     Opinion of Fenwick & West

10.1 (F) ILC Technology, Inc. 1983 Employee Incentive and Nonstatutory Stock Option Plan, as amended, and related form of Stock Option Agreement

10.2 (D) Employment Agreement between ILC Technology, Inc. and Richard E. DuNah dated July 1, 1992

10.3 (F) ILC Technology, Inc. 1992 Stock Option Plan, as amended, and related form of Option Agreement

10.4 (D)   Form of Officer and Director Indemnification Agreement

10.5 (G) Credit Agreement dated February 16, 1994, as amended June 20, 1994, by and between Union Bank and ILC Technology, Inc.

10.6 (F) Purchase and Sale Agreement dated August 19, 1993, by and between Cambridge Investors I Limited Partnership and ILC Technology, Inc.

10.7 (F) Standard Industrial/Commercial Single-Tenant Lease between ILC Technology, Inc. and John Gary Taylor, dated December 29, 1992 (720 Portal Street, Cotati, California)

10.8 (E)   Agreement and Plan of Reorganization among ILC Technology,  Inc.,
           ILC Acquisitions, Inc., Converter Power, Inc., and the shareholders of Converter Power, Inc., dated January 29, 1993

10.9 (E) Employment Agreement between ILC Technology, Inc. and William F. O'Brien dated January 29, 1993

10.10(E) Employment agreement between ILC Technology, Inc. and Dean A. MacFarland dated January 29, 1993

10.11(G) Purchase and Sale Agreement dated June 24, 1994, by and between UCB Bank PLC and Q-Arc, Limited, relating to property on the south side of Saxon Way, Bar Hill, Cambridge, England

10.12(G) Asset Purchase Agreement dated September 16, 1994, by and between ILC Technology, Inc. and UVP, Inc.

21.1 (F)   Subsidiaries of Registrant

23.1       Consent of Arthur Andersen LLP

23.2  *    Consent of Fenwick & West (included in Exhibit 5.1)

24.1  *    Power of Attorney
- -------------------------------------------------------------------------------


(A) Incorporated by reference from the Exhibits to Registrant's Annual Report on Form 10-K for the fiscal year ended September 28, 1991.

(B) Incorporated by reference from the Exhibits to Registrant's Current Report on Form 8-K dated September 19, 1989.

(C) Incorporated by reference from the Exhibits to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1988.

(D) Incorporated by reference from the Exhibits to Registrant's Annual Report on Form 10-K for the fiscal year ended October 3, 1992.

(E) Incorporated by reference from the Exhibits to Registrant's Registration Statement on Form S-3, as amended (File No. 33-59904), effective May 19, 1993.

(F) Incorporated by reference from the Exhibits to Registrant's Annual Report on Form 10-K for the fiscal year ended October 2, 1993.

(G) Incorporated by reference from the Exhibits to Registrant's Annual Report on Form 10-K for the fiscal year ended October 1, 1994.

*    Previously filed with original filing on February 16, 1995.